UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

CREATIVE LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL		32095
(Address of principal executive offices)		(Zip Code)

(904) 824-3133

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 21, 2017, the United States Securities & Exchange Commission (the “SEC”) filed a Civil Complaint against Creative Learning Corporation (the “Company”) and certain former executive officers and directors in the United States District Court for the Middle District of Florida, Jacksonville District, as Civil Action No. 3:17-cv-00954-TJC-JRK. The Civil Complaint is in regards to alleged violations of federal securities law occurring between 2011 and 2015. On August 22, 2017, the SEC also filed with the court the Company’s formal Consent to a full resolution of all allegations pertaining to the Company. Pursuant to the Consent, without admitting or denying the allegations, the Company agreed to the entry of a final judgment that permanently enjoins it from violating the sections of the federal securities laws listed in the Civil Complaint. The order, when entered, will resolve all allegations pertaining to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2017	CREATIVE LEARNING CORPORATION

	By:	/s/ Christian Miller
		Name:	Christian Miller
		Title:	Chief Financial Officer